Exhibit 10.8

SIEMENS ID

Agreement

by and between

Profound Medical Inc.

(- hereinafter referred to as “the Receiver” -)

and

SIEMENS Healthcare GmbH

(- hereinafter referred to as “SIEMENS” -)

- the Receiver and SIEMENS hereinafter referred to individually as “PARTY” or collectively as “PARTIES” -

on the provision of information regarding SIEMENS’ interface

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Annex 1 – Specification of INFORMATION
Annex 2 – Specification of PRODUCTS
Annex 3 – Agreement for risks exported in using Access-i

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Preamble

The PARTIES entered in a co-marketing and co-selling agreement on February 26, 2016 (the “Original Agreement”).

The PARTIES now wish to substitute and replace the Original Agreement with this Agreement in connection with all sales and other activities as of the Effective Date, such that all prior financial commitments and obligations are released and replaced with the financial commitments and obligations of this Agreement.

SIEMENS is prepared to supply certain interface information and/or other documentation to the Receiver to enable the Receiver to use the Access-I interface for interfacing PRODUCTS to certain SIEMENS MAGNETOM Scanners pursuant to the terms of this Agreement.

The PARTIES therefore agree as follows:

Article 1 - Definitions

1.1	INFORMATION hereinafter refers to know-how, information and/or documentation supplied by SIEMENS to the Receiver as detailed in Annex 1.
1.2	PRODUCTS hereinafter refer to Receiver’s products developed for the ablation of soft tissue in conjunction with MRI scanners.
1.3

SIEMENS MAGNETOM SCANNERS hereinafter refer to certain SIEMENS MAGNETOM Scanners which the Receiver intends to interface to its PRODUCTS using the INFORMATION and which are equipped with the INTERFACE.

1.4

CHANGE OF CONTROL hereinafter means, with respect to the Receiver, one of the following events or series of related events: a) a sale of all or substantially all of the Receiver’s assets, voting stock or securities or business relating to this Agreement; b) a merger, reorganization or consolidation involving the Receiver in which the stockholders of the Receiver immediately prior to such transaction cease to own collectively a majority of the voting equity securities of the successor entity; or c) a person or group of persons acting in concert acquire fifty percent (50%) or more of the voting equity securities of the Receiver.

1.5

AFFILIATE shall mean, with respect to a PARTY, a subsidiary, meaning a company in which such PARTY owns or controls, directly or indirectly, more than fifty percent (50%) of the stock or voting rights, or a parent company, meaning a company which owns or controls, directly or indirectly, more than fifty percent (50%) of the stock or voting rights of the relevant PARTY, or a company which is a subsidiary of such PARTY’s parent company.

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1.6	COMPETITOR hereinafter refers to any entity which has a product line that competes with SIEMENS MAGNETOM SCANNERS.
1.7

END USER hereinafter refers to an individual, company, institution or other legal entity other than the PARTIES or an AFFILIATE of SIEMENS that uses or intends to use the PRODUCTS in combination with a SIEMENS MAGNETOM SCANNER to treat patients or to conduct any form of research.

1.8	OTHERS hereinafter refers to any individual, company, institution or other legal entity other than the PARTIES or any AFFILIATE of either of the PARTIES or END USERS.
1.9

IP hereinafter refers to intellectual property, which is patents, rights to inventions, copyright and related rights, trademarks, trade names and domain names, rights to sue for passing off, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how and trade secrets) and any other equivalent intellectual property rights, in each case whether registered or un- registered and including all applications (or rights to apply) for, and renewals or ex- tensions of, such rights or and all similar or equivalent rights or forms of protection which subsist now or in the future, in any part of the world.

1.10	INTERFACE hereinafter refers to the Access-i (Scanner Remote Control) Interface for 3rd party device integration developed and provided through SIEMENS.
1.11

DEVELOPER SERVICES hereinafter refers to the activities conducted by SIEMENS to support the development efforts of the Receiver to achieve compatibility of the Receiver’s PRODUCTS with the INTERFACE; this does not include any other development efforts in the Receiver’s PRODUCTS.

1.12

SOFTWARE DEVELOPER KIT (SDK) hereinafter refers to a software tool developed and provided through SIEMENS to support the development efforts of the Receiver to achieve compatibility of the Receiver’s PRODUCTS with the INTERFACE.

1.13

AUTHORIZATION KEY hereinafter refers to an authorization key file installed on the Receiver’s PRODUCTS enabling the use of the PRODUCTS in connection with the INTERFACE by End Users. The AUTHORIZATION KEY is time limited and unique to each individual MAGNETOM SCANNER.

1.14

LICENSE KEY hereinafter refers to a software license and license key file installed on the SIEMENS MAGNETOM SCANNERS enabling the INTERFACE on SIEMENS MAGNETOM SCANNERS. The LICENSE KEY has to be purchased by the END USER (at no additional cost to Receiver) from Siemens as a one-time purchase. The provision and the cost of this LICENSE KEY are not covered by this agreement.

1.15	EFFECTIVE DATE hereinafter means January 21st, 2019.

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Article 2 - License

2.1

Subject to the terms and conditions set out in this Agreement, SIEMENS shall make available and provide to the Receiver (and its personnel and subcontractors) the IN- FORMATION, DEVELOPER SERVICES, the SDK and the AUTHORIZATION KEY and herewith grants to the Receiver under this Agreement the following rights:

2.2

A non-exclusive, non-transferable, worldwide right and license to use the INFORMATION, DEVELOPER SERVICES, the SDK and the AUTHORIZATION KEY for the sole purpose of interfacing PRODUCTS to certain SIEMENS MAGNETOM SCAN- NERS and to make available and deliver such adapted PRODUCTS for use by END USERS for use in connection with SIEMENS MAGNETOM SCANNERS for research and/or development purposes and/or for medical treatment. The license granted herein includes the right to grant sublicenses to Receiver’s AFFILIATES and service providers to Profound carrying out Profounds business and shall exclusively apply to the Receiver’s PRODUCTS and any successor product to the Receiver’s PROD- UCTS which replaces the PRODUCT in question, but not cover any other product of the Receiver. Receiver will not reverse engineer the SDK, the INTERFACE or the AUTHORIZATION KEY for the purpose of the development of adaptations of the Receiver’s PRODUCTS to any other customer other than SIEMENS customers.

Notwithstanding the above, nothing in this Agreement shall limit the Receiver from developing PRODUCTS that can interface with scanners from multiple suppliers (i.e. that can interface with both SIEMENS MAGNETOM SCANNERS and scanners from other manufacturers) as long as Receiver does not use or disclose to such other manufacturers any CONFIDENTIAL INFORMATION provided to the Receiver under this Agreement in the development of interfaces for such other manufacturers’ scanners.

Article 3 - Obligations of the PARTIES

3.1	Obligations of SIEMENS:
3.1.1	SIEMENS will provide the Receiver with information on the related product risks as referred to in Annex 3 and inform the Receiver of any updates during the lifetime of the INTERFACE.
3.1.2	SIEMENS will provide the Receiver with AUTHORIZATION KEYS on a perpetual basis for each individual SIEMENS MAGNETOM SCANNER enabling the use of the INTER- FACE according to the INTERFACE description.
3.1.3	SIEMENS will provide the END USER with the LICENSE KEY to enable use of the SDK with the INTERFACE.

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3.1.4

SIEMENS will use commercially reasonable efforts to notify the Receiver of any actual or planned change regarding the INTERFACE that might compromise the compatible use of the Receivers PRODUCTS with the SIEMENS INTERFACE, and to provide the Receiver with such INFORMATION and/or collaborative testing as may be reasonably required in order for the Receiver to sufficiently maintain or update the Receiver’s PRODUCTS and, if applicable, the Technical Documentation and/or clinical dossier of such PRODUCTS in accordance with Directive 93/42/EEC or Regulation (EU) 2017/745 on medical devices, as applicable, to ensure continued compatible use with the INTERFACE in view of such change no less than 120 days in advance of the time at which the change becomes effective for End Users SIEMENS MAGNETOM SCANNERs. More generally Siemens will aid reasonable requests to support the attainment of data for validation runs, compatibility testing and other such assistance; however the determination of reasonable will be at Siemens discreation.

3.1.5	SIEMENS will use commercially reasonable efforts to provide the DEVELOPER SER- VICES and the SDK to the Receiver.
3.1.6

SIEMENS shall not have any other obligations than those expressly described in this Agreement. For the sake of clarity, SIEMENS shall not be obligated to disclose any further information than the INFORMATION described in Annex 1.

3.2	Obligations of the Receiver:
3.2.1

The Receiver acknowledges and agrees that the AUTHORIZATION KEY enables the use of the INTERFACE according to the INTERFACE description and that its improper use could cause damage to the system and patient injury. It is the responsibility of the Receiver to comply with all applicable legal requirements related to the PRODUCTS, to understand all consequences of using the PRODUCTS or the INTERFACE on the basis of the INFORMATION provided by SIEMENS in Annex 1 and the product risk information provided in Annex 3, and to refrain from such use if there is any reasonable question of legality, hardware or other property damage, or patient injury.

3.2.2

If the use of the INTERFACE is for the purpose of research conducted or sponsored by the Receiver involving human subjects, it requires appropriate documentation, review and approval by an appropriate Ethics Committee or by the Receiver’s Institutional Re- view Board (“IRB”) according to applicable medical device law and compliance with all Ethics Committee/IRB recommendations and requirements. No human subject re- search may be commenced by Receiver or a party sponsored by Receiver before Ethics Committee/IRB approval has been granted.

3.2.3

The Receiver accepts the exported product risks described in Annex 3 to this contract and any risks as updated by SIEMENS according to Article 3.1.1. It is the responsibility of the Receiver to assess the measures defined in Annex 3 within their processes and

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to ensure that reasonable measures are in place to mitigate these risks in using the INTERFACE’s functionality.

3.2.4

For the issuance of an AUTHORIZATION KEY, the Receiver has to provide to SIEMENS the serial number of the SIEMENS MAGNETOM SCANNER the PRODUCT will be interfaced with and the duration the PRODUCT is intended to be compatible with the SIEMENS MAGNETOM SCANNER, whereas AUTHORIZATION KEYS can be deactivated on request

3.2.5

The AUTHORIZATION KEY mentioned in Article 3.1.2 (and any other information pro- vided by SIEMENS) shall be (i) used by the Receiver exclusively to use the INTER- FACE for interfacing PRODUCTS to certain SIEMENS MAGNETOM SCANNERS, un- less otherwise expressly agreed to in writing by SIEMENS and (ii) kept strictly confidential and encrypted or in some secure fashion by the Receiver with the same degree of care as is used with respect to the Receiver’s own equally important confidential information to avoid disclosure to any third party, but at least with reasonable care. Without limiting use of the PRODUCTS by END USERS the AUTHORIZATION KEY shall not be made available to OTHERs and shall be made available to AFFILIATES, Receiver’s personnel, contractors for the sole purpose of interfacing and using the PRODUCTS with the dedicated SIEMENS MAGNETOM SCANNER according to the terms and conditions of this Agreement.

3.2.6

The Receiver has the sole responsibility for the combined products and it is the Receiver’s responsibility to ensure that all legal and country specific requirements for such a combination are adhered to, following the obligations of the country in which the com- bination is used. This includes, for example, that no unacceptable risks can be caused by the combination to patients or users. SIEMENS takes no responsibility regarding the combination of the products even though SIEMENS supports the connectivity to the INTERFACE; provided that any damage occurred, if any, was not caused by a gross negligent act or omission of SIEMENS.

Article 4 - INTERFACE

4.1	Update Cycles

SIEMENS is prepared to continuously develop new functionalities and features for the INTERFACE at no additional cost to Receiver. Such new features and functionalities are intended to be released in up to two application updates per year in accordance with Section 3.1.4. Security related updates and patches can be introduced whenever deemed necessary by SIEMENS. SIEMENS will use commercially reason-

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able efforts to maintain the compatibility of the PRODUCT with the SIEMENS MAGNETOM SCANNER and provide all necessary information and assistance to Receiver as outlined in Section 3.1.4.

4.2	Changes to Requirements

SIEMENS may change and/or issue additional technical requirements for the combi- nation of the PRODUCT with the SIEMENS MAGNETOM SCANNER using the INTERFACE at any time by using commercially reasonable efforts to notifying the Receiver at SIEMENS’ earliest convenience, but no less than 120 days before the changed technical requirements become effective, provided that SIEMENS will endeavor to maintain compatibility of the INTERFACE with any of the Receiver’s PROD- UCTS compliant with the requirements at the time of their submission during next two (2) update cycles of the INTERFACE following the submission of the respective PRODUCT at minimum. Notwithstanding the foregoing, the Receiver has to ensure that the combination of its PRODUCTS to the SIEMENS MAGNETOM SCANNER is still working with the changes in the requirement and SIEMENS shall provide all necessary information and assistance in this respect, as outlined in Section 3.1.4. Such notice period may be shortened by SIEMENS, and the requirements regarding maintenance of compatibility will not apply only to the extent that, based on SIEMENS’ reasonable judgment, SIEMENS believes that a shorter notice period or in- compatibility is necessary in order to avoid any: (i) threat to the security or functionality of the INTERFACE or the DEVELOPER SERVICES; (ii) adverse impact on the Receiver, SIEMENS, the Receiver’s or SIEMENS’ AFFILIATES, END USERS, or any third party, including, without limitation, any risk of personal injury; and/or (iii) subject the Receiver, SIEMENS, the Receiver’s or SIEMENS’ AFFILIATES, END USERS, or any third party to material liability for personal injury or IP infringement; in each case, so long as SIEMENS takes commercially reasonable efforts to maintain the compatibility of the PRODUCT with the SIEMENS MAGNETOM SCANNER. To the extent the Receiver is, due to such changes, materially deprived of the benefits of the INTERFACE or the SDK, the Receiver is entitled to terminate the Agreement in writing with effect upon effectiveness of the change at the earliest and the Receiver will be entitled to a refund of all amounts paid with regards to the affected AUTHORIZATION KEYs by Receiver to SIEMENS over the period of incompatability.

4.3	Changes to the INTERFACE

SIEMENS updates and further develops the technology, features and functionalities of the INTERFACE and is under no obligation to maintain prior versions thereof. Upon the provision of a modified or new version of the INTERFACE, the Receiver is no longer entitled to use previous versions. Should material changes to the INTERFACE be implemented which have an impact on the Receiver’s use, whereas these impacts are known to SIEMENS, or should agreed functionalities be restricted or disabled,

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SIEMENS will use commercially reasonable efforts to notify the Receiver at SIEMENS’ earliest convenience, but no less than 120 days before the changes become effective. Such notice period may be shortened by SIEMENS only to the extent that, based on SIEMENS’ reasonable judgment, SIEMENS believes that a shorter notice period is necessary in order to avoid any: (i) threat to the security or functionality of the INTERFACE; (ii) adverse impact on the Receiver, SIEMENS, the Receiver’s or SIEMENS’ Affiliates, END USERS, or any third party, including, without limitation, any risk of personal injury; and/or (iii) subject the Receiver, SIEMENS, the Receiver’s or SIEMENS’ Affiliates, END USERS, or any third party to material liability for personal injury or IP infringement; in each case, so long as SIEMENS takes commercially rea- sonable efforts to maintain the compatibility of the PRODUCT with the SIEMENS MAGNETOM SCANNER. To the extent the Receiver is, due to such changes, materially deprived of the benefits of the INTERFACE, the Receiver is entitled to terminate the Agreement in writing with effect upon effectiveness of the change at the earliest and Receiver will be entitled to a refund of all amounts with regards to the affected AUTHORIZATION KEYs paid by Receiver to SIEMENS over the period of incompatability.

4.4	Freedom from Defects in Title

SIEMENS represents, warrants and covenants that during the term of this Agreement, the Receiver’s use of the INTERFACE as permitted under the Agreement does not infringe upon a patent, copyright, trade secret, or other intellectual property right in or to such INTERFACE in the country where SIEMENS has its seat or in countries where SIEMENS have put SIEMENS MAGNETOM SCANNERS on the market. The Receiver acknowledges that SIEMENS and/or its AFFILIATES is not responsible for an infringement of any such intellectual property rights to the extent it is due to: (i) the Receiver’s failure to use the most current version of or a defect correction or patch supplied by SIEMENS; (ii) the combination, operation, or use of the INTERFACE in conjunction with any non-SIEMENS information or with any third-party software, equipment, materials, or products other than as contemplated by the INFORMATION; or (iii) an adjustment or configuration of the INTERFACE not made by SIEMENS (or on its behalf). Notwithstanding any deviating and/or additional obligations expressly set forth in the Agreement, SIEMENS will neither assume any additional obligation nor responsibility that Receiver’s use of the INTERFACE complies with applicable law.

Article 5 - Provision of DEVELOPER SERVICES, INFORMATION and the SDK

5.1	Service Standards

During the term of the Agreement and subject to Article 5.2 to Article 5.4, SIEMENS will provide DEVELOPER SERVICES as a service in conformance with the features and functionalities as described in the Agreement and the INFORMATION. SIEMENS

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will provide the Receiver with information and make the SDK available in a manner suitable for adapting the Receiver’s PRODUCTS to the INTERFACE. This service will include providing:

●	Technical descriptions
●	SDK including
o	INTERFACE Simulator
o	Test Client for the INTERFACE
●	Library of examples to demonstrate programming and/ or usage of certain functionalities
●	Introductory webinar support/ conference call (up to one hour)
●	Email support to answer basic questions
●	Up to two follow-up conference calls to discuss questions (up to one hour each)
●	One introduction call for each regular update (up to one hour)

The service does not include code check or any development work, neither software nor hardware related.

5.2	Limitations

Except as set forth in the Agreement:

(a)SIEMENS assumes no obligations to the Receiver in connection with, and any statements about the INTERFACE, the DEVELOPER SERVICES, the SDK and the INFORMATION. It does constitute merely technical information and not obligations of SIEMENS.

(b)None of the PARTIES’ obligations under the Agreement shall be deemed to constitute a guaranteed quality (zugesicherte Eigenschaft) or other guarantee (Garantie); and

(c)Each of the PARTIES disclaims any strict liability (verschuldensunabhängige Haftung) for defects and non-conformance already existing when the Agreement was concluded.

5.3	Changes to DEVELOPER SERVICES

Unless expressly agreed otherwise, SIEMENS provides the DEVELOPER SER- VICES and the SDK as standard services and enables the Receiver to use the agreed DEVELOPER SERVICES and the SDK made generally available by SIEMENS to its other receivers. SIEMENS will update and further develop the technology, features and functionalities of the DEVELOPER SERVICES and the SDK and is under no obligation to maintain prior versions thereof. Upon the provision of a modified or new

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version of the DEVELOPER SERVICES and the SDK or any other content, the Receiver is no longer entitled to use previous versions. Should material changes to the DEVELOPER SERVICES or the SDK be implemented which have an impact on the Receivers use or should agreed DEVELOPER SERVICES or SDK functionalities be restricted or disabled, SIEMENS will notify the Receiver at least one hundred eighty (180) days before the changes become effective. Such notice period may be shortened only to the extent that, based on SIEMENS reasonable judgment, SIEMENS believes that changes are necessary in order to avoid any: (i) threat to the security or functionality of the INTERFACE or the DEVELOPER SERVICES or the SDK; (ii) ad- verse impact on the Receiver, SIEMENS, the Receiver’s or SIEMENS’ Affiliates, END USERS, or any third party, including, without limitation, any risk of personal injury; and/or (iii) subject the Receiver, SIEMENS, the Receiver’s or SIEMENS’ Affiliates, END USERS, or any third party to material liability for personal injury or IP infringement; in each case, so long as SIEMENS takes commercially reasonable efforts to maintain the compatibility of the PRODUCT with the SIEMENS MAGNETOM SCAN- NER. To the extent the Receiver is, due to such changes, materially deprived of the benefits of the DEVELOPER SERVICES or SDK, the Receiver is entitled to terminate the Agreement in writing with effect upon effectiveness of the change at the earliest and Receiver will be entitled to a refund of all amounts paid by Receiver with regards to the affected AUTHORIZATION KEYs to SIEMENS over the period of incompatability.

5.4	Discontinuation of Services

SIEMENS may discontinue the provision of DEVELOPER SERVICES or the SDK in relation to a PRODUCT for use by an END USER at any time if the respective AUTHORIZATION KEY or LICENSE KEY has been revoked by SIEMENS according to Article 11 - Suspension of the AUTHORIZATION KEY and LICENSE KEY or the Agreement has been terminated according to Article16.2.

5.5	Place of Performance

SIEMENS provides the Receiver access to the DEVELOPER SERVICES and the SDK to be provided over the internet at the WAN exit of the data center used by SIEMENS. Unless otherwise agreed, SIEMENS will use a data center in Germany to provide the DEVELOPER SERVICES and the SDK. SIEMENS reserves the right to change the data center location and use additional data centers at any time and will inform the Receiver of this in due time, provided that any such data centers will be within the European Union. SIEMENS will ensure that AUTHORIZATION KEYS are generated, transferred, and/or revoked from the SIEMENS Headquarter only.

5.6	Freedom from Defects in Title

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SIEMENS represents, warrants and covenants that during the term of this Agreement, the Receiver’s use of the DEVELOPER SERVICES and SDK as permitted under the Agreement does not infringe upon a patent, copyright, trade secret, or other intellectual property right in or to such DEVELOPER SERVICES and SDK in the country where SIEMENS has its seat or in countries where SIEMENS have put SIEMENS MAGNETOM SCANNERS on the market. The Receiver acknowledges that SIEMENS and/or its AFFILIATES is not responsible for an infringement of any such intellectual property rights to the extent it is due to: (i) the Receiver’s failure to use the most cur- rent version of or a defect correction or patch supplied by SIEMENS for DEVELOPER SERVICES or the SDK; (ii) the combination, operation, or use of the DEVELOPER SERVICES or the SDK in conjunction with any non-SIEMENS information or with any third-party software, equipment, materials, or products other than as contemplated by the INFORMATION; or (iii) an adjustment or configuration of the DEVELOPER SER- VICES or SDK not made by SIEMENS (or on its behalf). Notwithstanding any deviating and/or additional obligations expressly set forth in the Agreement, SIEMENS will neither assume any additional obligation nor responsibility that Receiver’s use of the DEVELOPER SERVICES or the SDK comply with applicable law.

Article 6 - Pricing

6.1	As consideration that SIEMENS fulfills the described obligations and provides the described support the PARTIES agree upon a one-time fixed license fee of $100,000 USD to be paid to SIEMENS.
6.2	SIEMENS shall be entitled to invoice the Receiver the one-time fixed license fee ten (10) days after the effective date.
6.3	As consideration for the licenses granted under this Agreement the PARTIES agree upon a yearly license fee calculated based on the number of SIEMENS MAGNETOM SCANNERS being used for patient treatment:
●	[pricing information redacted] USD per scanner per year for the first 10 connected SIEMENS MAGNETOM SCANNERS (Scanner 1 – 10)
●	[pricing information redacted] USD per scanner per year for additional 20 connected SIEMENS MAGNETOM SCANNERS (Scanner 11 – 30)
●	[pricing information redacted] USD per scanner per year for additional 70 connected SIEMENS MAGNETOM SCANNERS (Scanner 31 – 100)
●	[pricing information redacted] USD per scanner for additional SIEMENS MAGNETOM SCANNERS exceeding 100.

The yearly license fee shall be prorated based on the number of days that elapsed during the year during which the SIEMENS MAGNETOM SCANNERS are in use during

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the applicable year. There shall be no yearly license fees due in respect of SIEMENS MAGNETOM SCANNERS which are already in use as of the Effective Date until the beginning of the second year of this Agreement.

Any SIEMENS MAGNETOM SCANNERS which are in any year used solely for the purpose of pre-clinical or clinical research, whereas the Receiver is not getting any revenue from the END USER, will not be subject to any license fees. Receiver will advise SIEMENS of the specific SIEMENS MAGNETOM SCANNERS being used solely for pre-clinical or clinical research and, upon request, Receiver will provide an annual attestation as to the number and location of any such SIEMENS MAGNETOM SCANNERS.

Article 7 - Limitations: Permits, Regulatory Approvals and Standards

7.1	The Receiver acknowledges and agrees that:
7.1.1

Operation of SIEMENS MAGNETOM SCANNERS demands observance of the applicable statutory provisions (e.g., in the EU, Directive 93/42/EEC on medical devices (“MDD”) and Regulation (EU) 2017/745 on medical devices (“MDR”), to become fully applicable on 26 May 2020) or any future revisions / successor requirements and is limited to particular indicated uses.

7.1.2

Any changes to SIEMENS MAGNETOM SCANNERS by the Receiver, its AFFILIATES or OTHERS are not covered by CE labeling or regulatory approval or other applicable statutory provisions and can be relevant for patient safety.

7.1.3

As part of the INFORMATION, SIEMENS shall only provide the documentation outlined in Annex 1 and does not foresee providing customized documentation, in particular not any part of the END USER documentation for the PRODUCTS and the combination of the PRODUCTS to the SIEMENS MAGNETOM SCANNER. Upon Receiver’s request, SIEMENS shall however provide reasonable assistance and information needed for testing and documenting such combination as related to the INTERFACE only and not for MR compatability in general. However, more generally Siemens will aid reasonable requests to support the attainment of data for validation runs, compatibility testing and other such assistance; however the determination of reasonable will be at Siemens discreation.

7.1.4

SIEMENS does not assume any responsibility for the proper or safe functioning of the Receiver’s PRODUCTS and/or its combination with SIEMENS MAGNETOM SCAN- NERS. The Receiver will remain fully responsible for their PRODUCTS including the combination with the SIEMENS MAGNETOM SCANNER, and the manufacture, sale, marketing and service of the PRODUCTS. SIEMENS however endeavors to provide complete and accurate INFORMATION.

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7.1.5

SIEMENS is not responsible for an infringement of any third party intellectual property rights due to: (i) The Receiver’s failure to use the most current version of or a defect correction or patch supplied by SIEMENS for the DEVELOPER SERVICES, the SDK or the INTERFACE; (ii) the combination, operation, or use of the DEVELOPER SER- VICES; the SDK or the INTERFACE in conjunction with any Receiver content or with any third-party software, equipment, materials, or products; or (iii) an adjustment or configuration of the DEVELOPER SERVICES; the SDK or the INTERFACE not made by, or on behalf of, SIEMENS or its AFFILIATES (or as contemplated by Section 7.1.7); provided always that the DEVELOPER SERVICES, SDK or the INTERFACE as sup- plied by SIEMENS are not the root cause for such infringement. Notwithstanding any deviating and/or additional obligations expressly set forth in the Agreement, SIEMENS will neither assume any additional obligation nor responsibility that the DEVELOPER SERVICES, the SDK or the INTERFACE and/or the Receiver’s use of the DEVELOPER SERVICES, the SDK or the INTERFACE comply with applicable law.

7.1.6

This Agreement does not cover service related issues for either party at the Receiver’s site or at the END USER’s site and SIEMENS is not responsible for any service or support related to the Receiver’s PRODUCTS and the combination of the PRODUCTS to the SIEMENS MAGNETOM SCANNER unless otherwise agreed upon in writing.

7.1.7

SIEMENS may engage any of its AFFILIATES and any other business partners for and in connection with the provision of DEVELOPER SERVICES, the AUTHORIZATION KEY, INTERFACE, billing or payment. The Receiver agrees to provide all reasonable cooperation required by SIEMENS should it become necessary or desirable, in SIEMENS’ sole discretion, for SIEMENS to use a new or different service providers. SIEMENS will be responsible for any of its obligations hereunder which are performed by its AFFILIATES, business partners and other service providers.

7.1.8

The Receiver may, without accounting to SIEMENS, use and modify information and documentation in order to generate its END USER documentation of the PRODUCTS and the combination of the PRODUCTS to the SIEMENS MAGNETOM SCANNER, provided this is done:

●	at the Receiver’s own cost, responsibility and risk,
●	ensuring that the documentation conforms to the regulations applicable in the target countries and continuously updating it to the newest revision level, in particular as such information and documentation provided by SIEMENS may be country or region-specific and subject to change,
●	without in any way portraying SIEMENS as responsible for the content of the END USER documentation, and clearly identifying the Receiver as responsible for marketing, sale, market-observation and service, subject to customary disclaimers and limitation on liability.
7.2	The Receiver agrees to:

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7.2.1	Generate and provide all END USER documentation.
7.2.2

Complete risk assessments, risk mitigation, integration and system testing, compatibility testing, etc. for their PRODUCTS and comply with all applicable statutory provisions and regulations (e.g. those stipulated by the FDA or the European Commission or Japanese equivalent regulatory bodies) of the target country in which the combined product will be operated before releasing the PRODUCT into the market. Upon SIEMENS discretion which will not be unreasonably withheld, SIEMENS will use commercially rea- sonable efforts to provide standard documentation and reasonable support in connection with such activities upon request.

7.2.3

Ensure that the Receiver’s END-USER’s are provided with all reasonably relevant instructions, warnings and, if required, training for the Receiver’s PRODUCTS and its combination with the SIEMENS MAGNETOM SCANNERS, particularly if these are safety-relevant.

7.2.4

The Receiver is responsible for post market surveillance (as required by applicable laws and regulations where Receiver’s PRODUCTS are approved and in use) of their PRODUCTS and the combination of their PRODUCTS with SIEMENS MAGENTOM SCANNERS.

Furthermore, the Receiver has the responsibility for the proper handling and, in case of adverse events, reporting to regulatory bodies customer complaints related to the combination of their PRODUCTS to the SIEMENS MAGNETOM SCANNERS (as re- quired by applicable laws and regulations where Receiver’s PRODUCTS are approved and in use).

The Receiver has the obligation to inform SIEMENS without undue delay about material adverse events in relation to the combination of their PRODUCTS and the SIEMENS MAGNETOM SCANNER to the best of the Receiver’s knowledge.

The Receiver has the responsibility to perform field updates and recalls, if necessary conduct reporting to reduce a risk to health and bring back the combination into specification.

SIEMENS will not take any responsibility related to post market surveillance / vigilance of the combination of the Receiver’s PRODUCTS with the SIEMENS MAGNETOM SCANNERS other than as set out in Section 4.

7.3

The Receiver shall indemnify, defend and hold harmless SIEMENS and its AFFILIATES from any and all proceedings, costs, expenses, damages, fees, penalties, and losses (including reasonable attorney fees), in each case arising from a third party claim, that result from:

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7.3.1	A culpable breach of an obligation under this Agreement by the Receiver, Receiver’s AFFILIATES and their respective employees and agents; and
7.3.2	failures of the SIEMENS MAGNETOM SCANNERS to function in accordance with their INFORMATION to the extent caused by the combination of the Receiver’s PRODUCTS with SIEMENS MAGNETOM SCANNERS.
7.4

SIEMENS shall indemnify, defend and hold harmless Receiver and its AFFILIATES from any and all proceedings, costs, expenses, damages, fees, penalties, and losses (including reasonable attorney fees), in each case arising from a third party claim, that result from:

7.4.1	A non-fulfillment, wrongful act or omission or a culpable breach of an obligation under this Agreement by SIEMENS, SIEMENS AFFILIATES and their respective employees and agents; and
7.4.2

failures of the SIEMENS MAGNETOM SCANNERS, the INTERFACE, or the SDK to function in accordance with their INFORMATION to the extent they are not caused by the combination of the Receiver’s PRODUCTS with SIEMENS MAGNETOM SCANNERS, the INTERFACE, or the SDK; and

7.4.3

a claim that the SIEMENS MAGNETOM SCANNERS, the INTERFACE, or the SDK infringe or misappropriate an OTHER’s IP other than where such infringement or misappropriation would not have occurred but for the combination of the SIEMENS MAGNETOM SCANNERS, the INTERFACE, or the SDK with the PRODUCT.

Article 8 - Billing

The services and responsibilities described under this Agreement make SIEMENS eligible to receive a yearly license fee calculated as outlined in Article 6.3. The invoices will refer to an applicable timeframe. Receiver will pay all properly invoiced amounts within 30 days of its receipt of the applicable invoice.

The license fee will be paid in US currency to SIEMENS or its respective AFFILIATES. Each PARTY will ensure that its AFFILIATES adopt and comply with the provisions of this Agreement applicable to such transactions to the extent allowed under local law.

Within thirty (30) business days after the end of each calendar quarter, SIEMENS will invoice the Receiver the license fee for the applicable quarter as defined in Article 6 - Pricing based on all connected SIEMENS MAGNETOM SCANNERS and based on the analysis of the received customer data; the number of issued AUTHORIZATION KEYS and the resulting license fee and prorated for the applicable portion of the quarter.

If the Receiver is required by law to make any deduction or to withhold from any sum payable directly to SIEMENS or any of its AFFILIATES hereunder, the Receiver shall promptly effect

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payment thereof to the applicable tax authorities, and shall also promptly provide SIEMENS or any of its AFFILIATES with official tax receipts or other evidence sufficient to establish that the taxes have been paid and to enable SIEMENS or any of its AFFILIATES to support a claim for income tax credits for such payments. Failure to provide ofﬁcial tax receipts or other evidence of payment shall result in the Receiver paying directly to SIEMENS or any of its AFFILIATES such amounts deducted or withheld from the original payment. The Receiver shall also assist SIEMENS or any of its AFFILIATES in minimizing the withholding rate available under an applicable tax treaty, or otherwise, by supplying SIEMENS or any of its AFFILIATES with any appropriate documentation upon reasonable request.

Article 9 - Marketing

SIEMENS may, but is not obligated to, advertise the PRODUCTS offered by the Receiver. For this purpose, the Receiver grants SIEMENS a non-exclusive, non-transferable, sub-licensable, and royalty-free worldwide license to use all trademarks or trade names of the Receiver’s PRODUCTS.

RECEIVER may, but is not obligated to, advertise the combination of SIEMENS MAGNETOM SCANNERS and the Receiver’s PRODUCTS.

All such advertising materials created by either PARTY using any trademark or trade names of the other PARTY will be subject to prior approval, not to be unreasonably withheld or delayed.

The PARTIES will discuss in good faith the possibilities for a joint marketing collaboration be- tween the PARTIES, aiming towards each of the PARTIES being able to market a joint offering of the PRODUCTS together with SIEMENS MAGNETOM SCANNERS. Any such expanded collaboration shall be agreed upon separately between the PARTIES.

Article 10 - Monitoring of Usage Data

SIEMENS may and will use reasonable efforts to monitor the usage of the INTERFACE by END USERS, e.g., the number of users, for SIEMENS’ internal business purposes, in particular: (i) for security and availability reasons; (ii) to the extent required to ensure compliance of the END USER with the applicable END USER agreement and of the Receiver with this Agreement; and (iii) to detect, prevent, and suspend any use of the INTERFACE exceeding the permitted use under the END USER agreement as well as this Agreement, to charge for such excess use, and otherwise as necessary for payment and billing related tasks.

Article 11 - Suspension of the AUTHORIZATION KEY and LICENSE KEY

SIEMENS is entitled to suspend the AUTHORIZATION KEY for the INTERFACE issued to the Receiver at any time, resulting in the END USER no longer being able to use the Receiver’s PRODUCTS, if in SIEMENS’ reasonable judgment there is a risk that the use of the Receiver’s PRODUCT by the END USER will: (i) constitute a threat to the security or functionality of the

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END USER’S systems;(ii) adversely impact the END USER, the Receiver, SIEMENS, the Receiver’s or SIEMENS’ AFFILIATES, or any third party, including, without limitation, any risk of personal injury; [or (iii) subject the END USER, the Receiver, SIEMENS, the Receiver’s or SIEMENS’ AFFILIATES, or any third party to liability for personal injury or IP infringement]. Furthermore, SIEMENS is entitled to suspend the LICENSE KEY if such revocation is required by law, a court decision, or a request from a governmental body; and (iii) SIEMENS is entitled to revoke the END USER LICENSE KEY for the relevant END USER if, in each case for security or compliance reasons or requests from a governmental body, its access to the INTER- FACE has been suspended or the agreement between SIEMENS and the END USER has been terminated by SIEMENS or the END USER. SIEMENS will, whenever reasonably possible, consult with Receiver in advance of the revocation of a LICENSE KEY. SIEMENS will inform the Receiver about any revocation of a LICENSE KEY as soon as possible. SIEMENS will reinstate any suspended AUTHORIZATION KEY or LICENSE KEY once the circum- stances giving rise to such suspension have been remedied.

Article 12 - Notification Page

SIEMENS is entitled to notify the Receiver, END USERS, and authorities in a suitable form at any time, if: (i) in SIEMENS’ reasonable judgment there is a risk that the use of the Receiver’s PRODUCTS by the END USER will: (a) threaten the security or functionality of the END USER’s systems; (b) adversely impact the END USER or any third party, including, without limitation, any risk of personal injury; or (c) subject the END USER or any third party to liability for personal injury or IP infringement; or (ii) such notification is required by law, a court decision, or a request from a governmental body; provided that SIEMENS will notify Receiver prior to providing any such notice to END USERS or authorities.

The Receiver acknowledges that a revocation of the AUTHORIZATION KEY or the LICENSE KEY pursuant to and in compliance with the conditions of Article 11 - or a notification pursuant to and in compliance with this Article by SIEMENS does not lead to any responsibility of SIEMENS.

Article 13 - Support

Where END USERS contact SIEMENS for support queries, SIEMENS will: (i) process queries concerning the SIEMENS MAGNETOM SCANNERS and provide all support with respect to the SIEMENS MAGNETOM SCANNERS; and (ii) forward queries concerning the Receiver’s PRODUCT to the Receiver within a reasonable period of time and the Receiver (and not SIEMENS) will have responsibility for providing the support. Upon receipt, the Receiver will for- ward support queries from END USERS concerning the SIEMENS MAGNETOM SCANNER to SIEMENS within a reasonable period of time. Each PARTY may notify the other PARTY of changes to its point of contact at least two (2) weeks in advance, e-mail being sufficient.

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Article 14 - Liability

14.1

The PARTIES agree that other than as set out in this Agreement: any information is made available “as is” and no warranties are given or liabilities of any kind are assumed with respect to the quality of such information, including, but not limited, to its fitness for the purpose, non-infringement of third-party rights, its correctness or completeness. Furthermore, none of the Parties’ obligations under this Agreement shall be deemed to constitute a guaranteed quality or other guarantee. In addition, other than as expressly set out in this agreement, each of the Parties disclaims any strict liability for defects and non-conformance already existing when this contract was concluded.

14.2

This clause 14 sets out the entire financial liability of each of the PARTIES (including any liability for the acts or omissions of its AFFILIATES, employees, agents, consult- ants and subcontractors) under this Agreement, including in respect of any breach and any representation, statement or tortious act or omission (including negligence), indemnity, warranty, or strict liability arising under or in connection with this Agreement.

14.3

Subject to clause 14.4 the liability of each PARTY under this Agreement shall be limited to direct losses and only to an amount of EUR 250,000- for each single dam- age event and subject to a maximum of EUR 1,000,000- for all such events. Claims for other indirect losses, including but not limited to claims for business stoppage, indirect lost profit, loss of information or data as well as consequential, special or incidental losses shall be excluded regardless of their legal grounds.

14.4	This disclaimer of liability shall not apply in cases involving intent or gross negligence, or where liability is mandatory by law.
14.5

The Receiver will, in its sole responsibility, decide on the use of the INTERFACE, the SDK, the DEVELOPER SERVICES, the INFORMATION or any other material pro- vided through SIEMENS. SIEMENS does not assume any liability for defects of or damages to the END USER’S systems resulting from the use of the INTERFACE, the SDK, the DEVELOPER SERVICES, the INFORMATION or any other material pro- vided through SIEMENS and hereby waives and excludes any and all liability arising out of or in connection with the use of the INTERFACE, the SDK, the DEVELOPER SERVICES, the INFORMATION or any other material provided through SIEMENS beyond the intended use whether based on contract, tort, negligence, under an indemnity, warranty, strict liability or otherwise except to the extent such defect or dam- age is caused or contributed to by a negligent act or negligent omission of SIEMENS, or a breach of this Agreement.

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14.6	Subject to of the INTERFACE, the SDK, the DEVELOPER SERVICES, the INFORMATION or any other material provided through SIEMENS or its AFFILIATES is the responsibility of the Receiver.

Article 15 - Confidentiality

15.1

“CONFIDENTIAL INFORMATION” shall mean any information and data, including without limitation, any kind of business, commercial or technical information and data disclosed by the Receiver to SIEMENS or SIEMENS to the Receiver in connection with the execution or performance of this Agreement, irrespective of the medium in which such information or data is embedded, which is:

●	when disclosed in tangible form – marked “Confidential” by the disclosing PARTY
●	or when disclosed orally or visually – identified as such prior to disclosure and summarized in writing by the disclosing PARTY and said summary is given to the receiving PARTY within thirty (30) days after such disclosure marked “Confidential”. In case of disagreement regarding orally or visually disclosed information, the receiving PARTY must present its objections to the summary in writing within thirty (30) days of receipt

CONFIDENTIAL INFORMATION shall also include any copies or abstracts made thereof as well as any apparatus, data, modules, samples, prototypes or parts thereof.

For the avoidance of doubt, the pricing information described in Article 6.1 and Article 6.3, the library of examples, the SDK, the INTERFACE description shall deemed to be SIEMENS CONFIDENTIAL INFORMATION irrespective of the fact if they are marked or not. All information about the PRODUCTS or Receiver’s business practices which is not made generally available to the public and the pricing information de- scribed in Article 6.1 and Article 6.3 shall be deemed Receiver CONFIDENTIAL IN- FORMATION.

15.2

The receiving PARTY shall maintain CONFIDENTIAL INFORMATION received from the disclosing PARTY in confidence and will use such CONFIDENTIAL INFORMATION solely for the purposes of this Agreement, and shall not distribute or disclose it, provided, however, that the receiving PARTY may disclose such information to its officers, AFFILIATES, and those of its employees and subcontractors who need to know it for the purposes of this Agreement. Each PARTY shall impose on its officers, AFFILIATES, and its employees and subcontractors confidentiality obligations no less stringent than its own confidentiality obligations under this Agreement, and the receiving PARTY will be responsible for any violation of the confidentiality obligations under this Agreement by any of its officers, AFFILIATES, employees or subcontractors.

15.3	The obligations of Article 15.2 shall remain in force for a period of five (5) years after the termination of this Agreement. CONFIDENTIAL INFORMATION (as defined in

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the Original Agreement) disclosed by either PARTY under the Original Agreement shall be deemed CONFIDENTIAL INFORMATION disclosed under this Agreement and shall be subject to the provisions of this Article 15.

15.4

The obligations of Article 15.2 shall not apply to information which is or becomes generally known to the public or which has been obtained independently as evidenced by a PARTY’S business records or acquired legitimately from OTHERS who are to the knowledge of the receiving PARTY free to lawfully disclose the information.

15.5

The provisions of Article 15.2 hereof shall apply to copies of electronically exchanged CONFIDENTIAL INFORMATION made as a matter of routine information technology backup and to CONFIDENTIAL INFORMATION or copies thereof which must be stored by the receiving PARTY or its advisers according to provisions of mandatory law or as required by regulatory bodies such as the FDA, and such CONFIDENTIAL INFORMATION or copies thereof shall be subject to an indefinite confidentiality obligation according to the terms and conditions set forth herein.

15.6

Save as set out in Article 15.5 above, within ninety (90) calendar days after termination of this Agreement, the receiving PARTY shall destroy or, as may be requested by the disclosing PARTY, return all CONFIDENTIAL INFORMATION received and stored electronically and/or on record-bearing media as well as any copies thereof. The receiving PARTY shall confirm in writing such destruction to the disclosing PARTY. Excluded from the obligations set out in this Article 15.6 is information that the Receiver is required to retain in his technical files relating to the PRODUCTS or information that: (a) is required to enforce or comply with the terms of this Agreement or Receiver’s agreements with End Users; or (b) is stored in accordance with a Party’s back-up and disaster recovery systems.

Article 16 - Agreement Term, Notification and CHANGE-OF-CONTROL

16.1

This Agreement shall come into force when signed by both PARTIES and shall have a term for sixty (60) months. Unless earlier terminated, the Agreement shall be ex- tended for successive terms of one (1) year each unless written notice to terminate is given by either PARTY at least three (3) months before the end of the respective contract term.

16.2

Each PARTY shall be entitled to terminate this Agreement prematurely by means of written notice, if the other PARTY breaches a material obligation and fails to rectify the aforesaid breach within ninety (90) calendar days of the non-breaching PARTY’s notice.

16.3	If there is a CHANGE-OF-CONTROL to a COMPETITOR of SIEMENS:
●	the Receiver shall inform SIEMENS in writing within fifteen (15) calendar days, but under no circumstance later than any public announcement by the Receiver,

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●	The PARTIES shall discuss in good faith within thirty (30) calendar days after SIEMENS has been informed in writing by the Receiver,
●	In particular, it shall be discussed how such CHANGE OF CONTROL would impact the relationship contemplated by this Agreement, including whether the Receiver or such COMPETITOR will terminate this Agreement after the closing of such CHANGE OF CONTROL transaction, and
●	SIEMENS shall be entitled to terminate with immediate effect this Agreement within sixty (60) calendar days after SIEMENS has been informed in writing by the Receiver of such CHANGE OF CONTROL involving a COMPETITOR of SIEMENS, provided that SIEMENS, acting reasonably, shall only terminate this Agreement if such CHANGE OF CONTROL transaction involving a COMPETITOR of SIEMENS will have a detrimental impact on the PARTIES collaboration hereunder relating to the PROD- UCTS and SIEMENS MAGNETOM SCANNERS.
16.4

The provisions in Article 7 - , Article 10 - Article 11 - Article 12 - Article 14 - this Article 16.4 and Article 19 - shall survive the expiration or termination of this Agreement. With regards to the PRODUCTS which have already been connected to SIEMENS MAGNETOM SCANNERS before expiration or termination of this agreement the li- censes granted for the AUTHORIZATION KEY shall be unaffected as well as the corresponding obligation to pay the license fee as set forth in Article 2, Article 6 and Article 8 for all granted AUTHORIZATION KEYs., unless and until such time as Re- ceiver specifies which individual or all such AUTHORIZATION KEYS are no longer in use. Then the Receiver only has the obligation to pay the license fee for all the AUTHORIZATION KEYs still in use.

Article 17 - Force Majeure

17.1

A PARTY shall not be in breach of this Agreement, nor liable for any failure or delay in the performance of any of its obligations under this Agreement as a result of force majeure event provided that:

17.1.1	it promptly notifies the other PARTY in writing of the nature and extent of the force majeure event causing its failure or delay in performance; and
17.1.2

it has used reasonable endeavors to mitigate the effect of the force majeure event, to carry out its obligations under this Agreement in any way that is reasonably practicable and to resume the performance of its obligations as soon as reasonably possible.

17.2

‘Force majeure event’ in the sense of this Agreement shall be one of the following events which is outside the control of a PARTY and its suppliers and contractors and prevents that PARTY from meeting its contractual obligations:

17.2.1	acts of God, fires, floods, earthquakes or other natural disasters;

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17.2.2	war, embargo, terrorist attack, riots;
17.2.3	explosion or building collapse;
17.2.4	failure of plant machinery, interruption or failure of utility service, including but not limited to electric power, gas or water.
17.3

If either PARTY is prevented from meeting its obligations under this Agreement for a continuous period of more than six (6) months as a result of a ‘force majeure event’, the other PARTY shall be entitled, at its sole discretion, to terminate the Agreement with one (1) month’s written notice.

Article 18 - Miscellaneous

18.1

Neither PARTY shall be entitled, without the prior written consent of the other, to transfer or assign this Agreement or any rights and obligations arising from it to OTHERS, except a transfer or assignment to an AFFILIATE or a purchaser of substantially all of the assets of a PARTY, provided that the transferring or assigning PARTY shall remain responsible for the fulfilment of the obligations it originally incurred under the Agreement. Consent hereto shall not be unreasonably withheld.

18.2

SIEMENS’ obligation to fulfill this Agreement is subject to the proviso that the fulfillment is not prevented by any impediments arising out of national and international foreign trade and customs requirements or any embargos or other sanctions.

18.3	The PARTIES shall comply with all applicable export control, customs and foreign trade regulations (“Foreign Trade Regulations”) and shall obtain all necessary export licenses, if any.
18.4

Any amendments as well as supplements to this Agreement must be in writing and signed by the PARTY to be bound in order to be effective. A waiver of form shall be effective only if agreed upon in writing and signed by the PARTY to be bound.

18.5

If this Agreement requires a notice or a document to be „in writing“ or „in written form“, such notice or document shall be duly signed by the sender and the signed notice or document shall be delivered, sent or transmitted to the other PARTY in its original form or as a telefax copy or a PDF. For the avoidance of doubt, electronic communication shall not qualify as a written notice or document unless confirmed as received by the receiving PARTY.

18.6	Any general terms and conditions of the PARTIES in addition to this Agreement shall be excluded. This shall particularly apply if there is any reference to such terms in

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correspondence or other documentation of the PARTIES (e.g., printed, stamped and electronically reproduced).

18.7

If any provisions of this Agreement should be held to be illegal, invalid or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The PARTIES shall substitute the illegal, invalid, or unenforceable provision by a legal, valid or enforceable one, approximating as closely as possible the original commercial intent of the PARTIES.

18.8	If provisions of this Agreement conflict with the Annexes or other agreements, the provisions of this Agreement shall have precedence.
18.9

The Original Agreement and the PARTIES’ obligations thereunder are hereby terminated and replaced by this Agreement. [Article 7.2 of the Original Agreement shall continue to apply after the Effective Date of this Agreement; provided that Art. 8 of the Original Agreement shall not survive termination of the Original Agreement ac- cording to this section 18.9.

Article 19 - Arbitration and Substantive Law

19.1

If a dispute arises in connection with this Agreement, the responsible representatives of the PARTIES shall attempt, in fair dealing and good faith, to settle such dispute. Upon request of a PARTY a senior management representative of each PARTY shall participate in the negotiations. Each PARTY shall be entitled to terminate these negotiations by written notification to the other PARTY at any time.

19.2

The PARTIES shall attempt to agree on a procedure for Alternative Dispute Resolution (ADR) and the applicable procedural rules (including time limits) within fourteen days after a termination notice under Article 19.1 has been received by the other side. If the PARTIES fail to agree on such procedure within this time limit each PARTY shall be entitled to refer the dispute to arbitration pursuant to Article 19.3.

19.3

All disputes arising in connection with this Agreement which are not resolved pursuant to Article 19.1 or an ADR procedure, including any question regarding the termination or any subsequent amendment of the Agreement, shall be finally settled in accordance with the Rules of Arbitration (“Rules”) of the International Chamber of Commerce (“ICC”). The seat of arbitration shall be Zurich Switzerland. The language to be used in the ADR and the arbitration proceeding shall be English. Any production of documents shall be limited to the documents on which each PARTY specifically relies in its submission(s). Consolidation of arbitrations pending under the Rules into a single arbitration shall only be possible if the PARTIES have agreed to consolidation. The unsuccessful PARTY shall bear the costs of the arbitral proceedings. How- ever, the arbitral tribunal may take into account the extent to which each PARTY has conducted the arbitration in an expeditious and cost-effective manner.

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19.4	This Agreement shall be subject to the substantive law in force in Germany without reference to any of its conflict of law rules.

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Place, Date:

Mississauga, Ontario, February 11, 2019

“Aaron Davidson”	“Arun Menawat”

Name (Print):	Name (Print):
Aaron Davidson	Arun Menawat

Title:	Title:
Chief Financial Officer	Chief Executive Officer

SIEMENS Healthcare GmbH

Place, Date:

Erlangen, Germany, January 23, 2019

“Dr. Robert Krieg”	“Peter Horn”

Name (Print):	Name (Print):
Dr. Robert Krieg	Peter Horn

Title:	Title:
VP MR Advanced Solutions & Therapy	Senior Vice President Finance
Magnetic Resonance

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Annex 1

Specification of INFORMATION

Preamble

SIEMENS provides the INFORMATION to the Receiver for the sole purpose of interfacing the PRODUCTS to certain SIEMENS MAGNETOM SCANNERS and to deliver such adapted PRODUCTS to END USERS for interworking with SIEMENS MAGNETOM SCANNERS. The INFORMATION in scope are described in this Annex.

Interface description

Access-I developer guide with comprehensive documentation of the interface, intended for a developer to integrate against this interface. Includes descriptions of the setup, configuration, methods of the interface with examples.

Software Development Kit (SDK)

A test environment is provided to ease the development, integration and testing of remote clients with Access-i. It comprises an Access-I Simulator and a Test Client, which are designed for a Windows PC environment.

The Access-i Simulator enables the remote client implementation and testing without the need for physical access to an MR scanner. It mimics the Access-I related functionality of the MR host

The Access-i Test Client provides an example implementation of a remote client, and also serves as a reference to verify the functionality of the Access-i interface.

Source Code toolbox

As part of the SDK, some source code toolboxes are included to provide an example implementation of a remote client. These can be used in the development of the remote client to enable faster development

Annex 2

Specification of PRODUCTS

Preamble

SIEMENS provides the INFORMATION to the Receiver for the sole purpose of interfacing the PRODUCTS to certain SIEMENS MAGNETOM SCANNERS and to deliver such adapted PRODUCTS to END USERS for interworking with SIEMENS MAGNETOM SCANNERS. The PRODUCTS in scope are described in this Annex.

Product Name

TULSA-PRO

Sonalleve

Product Description

TULSA-PRO: MRI guided directional ultrasound ablation of soft tissue

Sonalleve: MRI guided high-intensity focused ultrasound of soft tissue, bone and nerves

Intended Use

TULSA-PRO: MRI guided directional ultrasound ablation of soft tissue

Sonalleve: MRI guided high-intensity focused ultrasound of soft tissue, bone and nerves

Regulatory Status and Regulatory Roadmap

TULSA-PRO: Approved in EU and soon to be in registration in the US

Sonalleve: Approved in the EU, and several Asian countries including China and soon to be in regi_stration in the US

MR-Compatibility Status

TULSA-PRO: Intention is to be compatible with all Siemens scanners upon which Access I can be operational

Sonalleve: Intention is to be compatible with all Siemens scanners upon which Access I can be operational

Annex 3

Agreement for risks exported in using Access-i

Preamble

Siemens Healthcare GmbH has created a risk analysis according to their risk management process fulfilling the requirements given by ISO14971:2012. Listed below are the residual risks related to the use of “Access-i” interface that cannot be further mitigated by Siemens Healthcare GmbH and which the Receiver accepts in using this interface functionality. It is the responsibility of the Receiver to ensure that the appropriate measures are in place to mitigate these risks in using this’ interface functionality.

Risks exported to the Receiver using the Access-i interface:

NO	Function	Error	Cause	Hazard	Measure(s)

1	Remote PC- control session active	NUMARIS/4 product SW crash or instability, loss in performance.	SW hang-up / Side effects I secondary effects on NUMARIS/4 product SW	Delayed diagnosis	It must be ensured, that the status of the MR system always corresponds to the required status (e.g. sequence is running) during safety relevant interventions
2		No fast way to stop the MR measurement and/or patient table movement in an emergency situation. Visual and audio contact to the patient (window / video /Intercom system (cf. above)) not possible.	The patient intercom system I video supervision remains at the MR AWP and is not available at the remote PC.	Various!	Patients must be monitored, always, and it needs to be ensured that MR measurement and patient table movement can be stopped in emergency situations.
3		Connection between MR AWP and remote PC gets lost.	Technical defect; Forced control take over at the MR AWP (e.g. by User); Remote session is aborted (intended or unintended)	Burns up to 2nd degree; misdiagnosis; Jamming or injection/ infusion needles pulled out- minor or moderate injury	A termination or a break of the connection between the MR AWP and the remote PC must be recognized. In this case the procedure (e.g. intervention) must be handled appropriately (e.g. stopped).
4		Parameters are accidently changed on the MR AWP	Access to MR System by MR AWP between two remote control sessions possible.	Delayed diagnosis	It must be ensured that the protocol parameters are not changed unintentionally before each procedure (e.g. intervention). Only Personnel that are trained must use the MR-Device and the remote PC. It is recommended to have at least two persons for the workflow.
5	Remote PC- Untrained Personnel	MR device not used correctly	Untrained personnel are using the MRDevice (via remote control)	Various!	Only Personnel which are trained must use the MR-Device and the remote PC. It is recommended to have two persons for the workflow.
6	Remote PC- Popup Issue Service	Popup confirmed (automatically) by remote PC SW	Malfunction of remote PC software or intended automated popup confirmation.	Misdiagnosis

The remote PC SW must consider all popup related information provided by MR AWP via the issue service for safe and proper use of the MR Device; e.g. automatic table movement. Popups can be handled automatically by SW, if the consequences are known and measures are implemented prevent resulting hazards.

7	Remote PC- Debugging service	Start of savelog generation shortly before a sequence is started	Savelog generation can take up to 5 minutes and can lead to a longer reconstruction time	Delayed diagnosis	If update rate of data is not sufficient for the required application the procedure (e.g. intervention) must be handled appropriately (e.g. stopped).
8	Remote PC- Image Service	Image service and/or projection service not available	Automatic receive of images via websocket functionality	Delayed diagnosis	If update rate of data is not sufficient for the required application the procedure (e.g. intervention) must be handled appropriately (e.g. stopped).